United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 29, 2026

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 28, 2026.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Craig W. Best	2,461,631	33,534	643,881
G. Warren Elliott	2,073,868	421,297	643,881
Stanley J. Kerlin	2,436,273	58,892	643,881
Kimberly M. Rzomp	2,464,577	30,588	643,881

Directors Best, Elliott, Kerlin and Rzomp were elected.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,326,572	102,684	65,909	643,881

The compensation of named executive officers was approved on an advisory basis.

Proposal 3 – Ratification of the selection of Crowe LLP, as the independent registered public accounting firm for 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,114,797	9,361	14,888	0

The selection of Crowe LLP was ratified.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

Number Description

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Craig W. Best

Craig W. Best

Chief Executive Officer

By: /s/ Charles B. Carroll, Jr.

Charles B. Carroll, Jr.

President

Dated: April 29, 2026